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                                                                    EXHIBIT 23.2




Consent of Independent Accountants



We consent to the incorporation by reference in this Current Report on Form 8-K of our report dated January 31, 1997, on our audit of the consolidated financial statements of Action TV & Appliance Rental, Inc. as of July 31, 1996, and for the seven month period then ended, appearing in the registration statement on Form S-4 (SEC File No. 333-44451) of Alrenco, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                    COOPERS & LYBRAND L.L.P.


Spartanburg, South Carolina
January 31, 1997